Ultra Petroleum Announces First Quarter 2014 Financial And Operating Results, Adjusted EPS Of $0.87 Per Diluted Share And Cash Flow Of $1.30 Per Diluted Share

HOUSTON, May 1, 2014 /PRNewswire/ -- Ultra Petroleum Corp. (NYSE: UPL) today reported first quarter 2014 operating and financial results. Highlights during the quarter include:

  First quarter earnings of $135.4 million or $0.87 per diluted share – adjusted(2), a 131% increase above the prior year period
  Generated operating cash flow(1) of $201.1 million or $1.30 per diluted share, an increase of 63% above year ago levels
  Produced natural gas and crude oil volumes of 57.2 Bcfe
  Increased crude oil production 145% year over year to 658.0 Mbbls
  Natural gas price realizations of $4.96 per Mcf, up 42% year over year
  Revenues increased to $326.3 million, 45% above first quarter 2013
  Expanding margins during the first quarter (adjusted): 63% cash flow margin(4) and 43% net income margin(3), as compared to year ago levels of 55% and 26%, respectively

First Quarter Results

Ultra Petroleum reported adjusted net income(2) of $135.4 million or $0.87 per diluted share for the first quarter, a 131 percent increase. This compares to $58.5 million or $0.38 per diluted share for the prior year period.

Operating cash flow(1) was $201.1 million or $1.30 per diluted share, a 63 percent increase over the same period in 2013, compared to first quarter 2013 cash flow of $123.0 million or $0.80 per diluted share.

The company produced 57.2 billion cubic feet equivalent (Bcfe) of natural gas and crude oil during the first quarter. Production consisted of 53.3 billion cubic feet (Bcf) of natural gas and 658.0 thousand barrels (Mbbls) of crude oil and condensate.

The first quarter average realized natural gas price was $4.96 per thousand cubic feet (Mcf), including realized gains and losses on commodity hedges. This represents a 42 percent increase compared to $3.50 per Mcf during the prior year period. Excluding the effects of commodity hedges, the company's average natural gas price was $5.10 per Mcf.

The company's average realized crude oil and condensate price was $80.42 per barrel (Bbl), including realized gains and losses on commodity hedges. Excluding these effects, the first quarter 2014 average crude oil and condensate price was $83.22 per Bbl.

"The first quarter of 2014 was a very good quarter for Ultra. We allocated $126.0 million in capital investments to the highest returning projects in our portfolio, which produced over $201.0 million of cash flow. Our free cash flow generation was $75.0 million. More importantly, all three of our assets, including our newly acquired Uinta properties, were self-funding," stated Michael D. Watford, Chairman, President and Chief Executive Officer. "In addition, we achieved revenue and margin expansion during the quarter; revenue from oil alone increased 134 percent, and we reported a 63 percent cash flow margin and 43 percent net income margin."

Wyoming - Operational Highlights

During the first quarter, Ultra Petroleum and its partners drilled 30 gross (18 net) Wyoming Lance wells and placed on production 38 gross (22 net) wells. The company's net Wyoming production averaged 436 million cubic feet equivalent (MMcfe) per day during the quarter.

The table below outlines the company's internal rates of returns (IRR's) achieved for wellhead gas prices in the range of $4.50 - $5.00 per Mcf and EUR's ranging from 4.0 – 6.0 Bcfe:

Wellhead Gas Price ($/Mcf)	Pinedale IRR's Reserve Size (Bcfe)
	6.0	5.0	4.0
$4.50	115%	77%	47%
$5.00	144%	95%	59%
	Economics at $3.8 million/well cost

Pennsylvania - Operational Highlights

As the company reduces capital investments in the Marcellus, activity pace in Pennsylvania has slowed. Ultra Petroleum drilled 3 gross (2 net) Marcellus wells and placed one new well on production during the quarter. The company averaged 173 MMcfe per day of Marcellus production during the quarter.

Utah - Operational Highlights

During the first quarter, Ultra Petroleum drilled and placed on production 12 gross (12 net) Uinta wells. Ultra's net production averaged 4,524 barrels of oil equivalent (Boe) per day for the quarter, while completed well costs during the first three months of 2014 were $1.5 million per well. In addition, the company commenced gas sales averaging 2.7 million cubic feet (MMcf) per day in March. The table below provides initial production (IP) data for the 12 wells Ultra turned to sales in the first quarter, highlighting strong well performance and flat production profiles:

Utah Well Performance (Bbl/d)
Well Number	IP Date	IP30	IP60	IP90
1	1/4/2014	126	172	170
2	1/4/2014	147	194	185
3	1/24/2014	135	153	142
4	1/24/2014	231	194	171
5	2/7/2014	156	149
6	2/20/2014	166	167
7	2/28/2014	176	193
8	2/28/2014	151	165
9	3/7/2014	183
10	3/7/2014	143
11	3/21/2014	98
12	3/22/2014	159

As well results continue to affirm the company's production type curves, the table below outlines individual IRR's for the different areas of the field:

	Three Rivers IRR's
WTI Oil Price ($/Bbl)	Reserve Size (MBO)
	380	345	160
$80.00	380%	345%	85%
$100.00	610%	560%	140%
	Economics at $1.5 million/well cost

Product Marketing

In the Rockies region, which is the primary source of the company's revenue, cash flow and earnings, natural gas basis differentials averaged a positive $0.23 per million British thermal unit (Mmbtu) for the first quarter. Due to pipeline capacity constraints in the Northeast, the company's average discount to NYMEX in the Marcellus region was a negative ($0.93) per Mmbtu during the quarter. On a combined basis, Ultra's average natural gas corporate-wide differential to NYMEX was a negative ($0.11) per Mmbtu for the quarter. For crude oil pricing in the Uinta Basin, the company realized an average discount to NYMEX of a negative ($21.75) per Bbl during the first quarter.

Financial Strength

Ultra Petroleum exited the first quarter with 83 percent of outstanding borrowings comprised of long-term, fixed rate debt with an average remaining term of 5.7 years and a 5.6% weighted average coupon rate. The company had $585.0 million of liquidity available under its senior credit facility.

Commodity Hedges

Currently, Ultra has 108.0 Bcf of the company's remaining 2014 forecasted natural gas production hedged through fixed price swaps at a weighted-average price of $3.92 per Mmbtu, equivalent to $4.15 per Mcf. Ultra's remaining crude oil hedges for 2014 total 1.1 million barrels (Mmbbls) at a weighted average price of $93.19 per Bbl. The company opportunistically hedges a portion of its forecasted production to lessen the volatility associated with swings in commodity prices and improve certainty of cash flows in support of the company's capital investment program.

Second Quarter Production Guidance

The company expects to produce 59 – 61 Bcfe during the second quarter, confirming its 2014 annual production guidance of 243 – 253 Bcfe, as outlined in the table below:

2014 Estimated Production (Bcfe)
1st Quarter (A)	2nd Quarter (E)	Full-Year 2014 (E)
57.2	59 - 61	243 - 253

Second Quarter 2014 Price Realizations and Differentials Guidance

In the second quarter, the company's realized natural gas price is expected to average 5 – 7 percent below NYMEX. This takes into account a negative ($0.12) differential for Wyoming volumes and a negative ($1.50) differential for northern Pennsylvania volumes. Realized pricing for crude oil and condensate is expected to be about 16 – 18 percent below the average NYMEX price. Both the natural gas and crude oil pricing estimates are before consideration of any hedging activity.

Second Quarter 2014 Expense Guidance

The following table presents the company's expected expenses per Mcfe in the second quarter of 2014 assuming a $4.71 per Mmbtu Henry Hub natural gas price and a $101.96 per Bbl NYMEX crude oil price:

Costs Per Mcfe	Q2 2014
Lease operating expenses	$ 0.45 – 0.48
Production taxes	$ 0.43 – 0.45
Gathering fees	$ 0.22 – 0.24
Total lease operating costs	$ 1.10 – 1.17

Transportation charges	$ 0.34 – 0.36
Depletion and depreciation	$ 1.10 – 1.15
General and administrative – total	$ 0.10 – 0.12
Interest and debt expense	$ 0.45 – 0.47
Total operating costs per Mcfe	$ 3.09 – 3.27

2014 Annual Income Tax Guidance

Ultra currently projects a zero book tax rate for 2014 and does not anticipate paying any cash taxes this year.

Conference Call Webcast Scheduled for May 1, 2014

Ultra Petroleum's first quarter 2014 results conference call will be available via live audio webcast at 11:00 a.m. Eastern Daylight Time (10:00 a.m. Central Daylight Time) Thursday, May 1, 2014. To listen to this webcast, log on to www.ultrapetroleum.com and follow the link to the webcast. The webcast replay and podcast will be archived on Ultra Petroleum's website through July 31, 2014.

Financial tables to follow.

Ultra Petroleum Corp.
Consolidated Statements of Income (unaudited)
All amounts expressed in US$000's,
Except per unit data
	For the Quarter Ended
	March 31,
	2014	2013
Volumes
Natural gas (Mcf)	53,292,174	57,727,349
Crude oil and condensate (Bbls)	658,049	268,256
Mcfe - Total	57,240,468	59,336,885

Revenues
Natural gas sales	$271,539	$202,200
Oil sales	54,760	23,426
Total operating revenues	326,299	225,626

Expenses
Lease operating expenses	21,013	18,817
LGS operating lease expense	5,076	5,000
Production taxes	25,931	16,555
Gathering fees	12,708	11,884
Total lease operating costs	64,728	52,256

Transportation charges	20,575	20,309
Depletion and depreciation	63,181	61,468
General and administrative	3,840	2,953
Stock compensation	2,505	3,008
Total operating expenses	154,829	139,994

Other (expense) income, net	(48)	8
Interest and debt expense, net	(27,068)	(25,764)
Deferred gain on sale of liquids gathering system	2,638	2,640
Realized (loss) on commodity derivatives	(8,954)	-
Unrealized (loss) on commodity derivatives	(36,319)	(44,715)
Income before income taxes	101,719	17,801

Income tax provision - current	4	1,368

Net income	$101,715	$16,433

Deferred gain on sale of liquids gathering system	(2,638)	(2,640)
Unrealized loss on commodity derivatives	36,319	44,715
Adjusted net income (2)	$135,396	$58,508

Operating cash flow (1)	$201,082	$122,984
(see non-GAAP reconciliation)

Weighted average shares (000's)
Basic	153,042	152,947
Fully diluted	155,049	154,470

Earnings per share
Net income - basic	$0.66	$0.11
Net income - fully diluted	$0.66	$0.11

Adjusted earnings per share(2)
Adjusted net income - basic	$0.88	$0.38
Adjusted net income - fully diluted	$0.87	$0.38

Cash flow per share(1)
Cash flow per share - basic	$1.31	$0.80
Cash flow per share - fully diluted	$1.30	$0.80

Realized Prices
Natural gas (Mcf), including realized gain (loss)
on commodity derivatives	$4.96	$3.50
Natural gas (Mcf), excluding realized gain (loss)
on commodity derivatives	$5.10	$3.50
Oil liquids (Bbls), including realized gain (loss)
on commodity derivatives	$80.42	$87.33
Oil liquids (Bbls), excluding realized gain (loss)
on commodity derivatives	$83.22	$87.33

Costs Per Mcfe
Lease operating expenses	$0.46	$0.40
Production taxes	$0.45	$0.28
Gathering fees	$0.22	$0.20
Transportation charges	$0.36	$0.34
Depletion and depreciation	$1.10	$1.04
General and administrative - total	$0.11	$0.10
Interest and debt expense	$0.47	$0.43
	$3.17	$2.79

Note: Amounts on a per Mcfe basis may not total due to rounding.

Adjusted Margins
Adjusted Net Income(3)	43%	26%
Adjusted Operating Cash Flow Margin(4)	63%	55%

Ultra Petroleum Corp.
Supplemental Balance Sheet Data
All amounts expressed in US$000's
	As of
	March 31,	December 31,
	2014	2013
	(Unaudited)
Cash and cash equivalents	$7,980	$10,664
Outstanding debt
Bank indebtedness	415,000	460,000
Senior notes	2,010,000	2,010,000
	$2,425,000	$2,470,000

Reconciliation of Operating Cash Flow and Net Cash Provided by Operating Activities (unaudited)

All amounts expressed in US$000's
The following table reconciles net cash provided by operating activities with operating cash flow as derived from the company's financial information.

	For the Quarter Ended
	March 31,
	2014	2013

Net cash provided by operating activities	$175,575	$67,860
Net changes in operating assets and liabilities
and other non-cash items	25,507	55,124

Net cash provided by operating activities before changes in operating assets and liabilities	$201,082	$122,984

Ultra Petroleum Corp.
Hedging Summary
May 1, 2014

The company has the following hedge positions in place to mitigate its commodity price exposure:

NYMEX	Q2 2014	Q3 2014	Q4 2014	Balance 2014
Natural Gas Swaps:
Volume (Bcf)	43.7	44.2	20.1	108.0
$/Mmbtu	$3.90	$3.90	$4.01	$3.92
$/Mcf	$4.13	$4.13	$4.26	$4.15

Crude Oil Swaps:
Volume (MBbls)	364.0	368.0	368.0	1,100.0
$/Bbl	$93.19	$93.19	$93.19	$93.19
Note: Amounts may not total due to rounding.

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes certain non-GAAP performance measures may provide users of this financial information with additional meaningful comparisons between current results and the results of the company's peers and of prior periods.

(1) Operating Cash Flow is defined as Net cash provided by operating activities before changes in operating assets and liabilities and other non-cash items. Management believes that the non-GAAP measure of operating cash flow is useful as an indicator of an oil and gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

Management presents the following measures because (i) they are consistent with the manner in which the company's performance is measured relative to the performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

(2) Adjusted Net Income is defined as Net income (loss) adjusted to exclude certain charges or amounts in order to provide users of this financial information with additional meaningful comparisons between current results and the results of prior periods.

(3) Adjusted Net Income Margin is defined as Adjusted Net Income divided by the sum of Oil and natural gas sales plus Realized gain (loss) on commodity derivatives.

(4) Adjusted Operating Cash Flow Margin is defined as Operating Cash Flow divided by the sum of Oil and natural gas sales plus Realized gain (loss) on commodity derivatives.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and crude oil exploration, development and production. The company is listed on the New York Stock Exchange and trades under the ticker symbol "UPL". Additional information on the company is available at www.ultrapetroleum.com.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the company's businesses are set forth in its filings with the SEC, particularly in the section entitled "Risk Factors" included in its Annual Report on Form 10-K for the most recent fiscal year and from time to time in other filings made by the company with the SEC. These risks and uncertainties include, but are not limited to, increased competition, the timing and extent of changes in prices for oil and gas, the timing and extent of the company's success in discovering, developing, producing and estimating reserves, the effects of weather and government regulation, availability of oil field personnel, services, drilling rigs and other equipment, as well as other factors listed in the company's SEC filings. Full details regarding the selected financial information provided above will be available in the company's report on Form 10-Q for the quarter ended March 31, 2014.

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CONTACT: Kelly L. Whitley, Director, Investor Relations, 281-582-6602, kwhitley@ultrapetroleum.com, or Julie E. Danvers, Manager, Investor Relations, 281-582-6604, jdanvers@ultrapetroleum.com